Exhibit 99.1

CONTACT:	Julie Shaeff, Chief Accounting Officer	675 Bering Drive, Suite 400
	ir@comfortsystemsusa.com; 713-830-9687	Houston, Texas 77057
713-830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS THIRD QUARTER 2022 RESULTS

Houston, TX — October 26, 2022 — Comfort Systems USA, Inc. (NYSE: FIX) (the “Company”) today reported results for the quarter ended September 30, 2022.

For the quarter ended September 30, 2022, net income was $61.5 million, or $1.71 per diluted share, as compared to $46.3 million, or $1.27 per diluted share, for the quarter ended September 30, 2021. The third quarter of 2022 included a diluted per share net gain of $0.10 related to legal matters and $0.04 related to estimated tax benefits from years 2019 through 2021. Revenue for the third quarter of 2022 was $1,120.0 million compared to $833.9 million in 2021. The Company reported operating cash flow of $61.2 million in the current quarter compared to $42.6 million in 2021.

Backlog as of September 30, 2022 was $3.25 billion as compared to $2.81 billion as of June 30, 2022 and $1.94 billion as of September 30, 2021. On a same-store basis, backlog increased from $1.94 billion as of September 30, 2021 to $3.04 billion as of September 30, 2022.

Brian Lane, Comfort Systems USA’s President and Chief Executive Officer, said, “Today we report another remarkable quarter, with continued increases in revenue, earnings, and backlog. We are deeply grateful for the success created by our employees amid unique challenges. Our robust cash flow provides tangible evidence of good execution by our teams and that our customers value our ability to perform in a challenging environment.”

The Company reported net income of $190.5 million, or $5.28 per diluted share, for the nine months ended September 30, 2022, as compared to $105.8 million, or $2.90 per diluted share, in 2021. The first quarter of 2022 included a diluted per share net gain of $1.49 related to the resolution of tax refund claims from years 2016 through 2018 as well as estimated tax benefits from years 2019 through 2021. The third quarter of 2022 included a diluted per share net gain of $0.04 related to estimated tax benefits from years 2019 through 2021. Without those tax gains related to prior years, our diluted per share earnings for the nine months ended September 30, 2022 would have been $3.75. The Company also reported revenue of $3.02 billion for the nine months ended September 30, 2022, as compared to $2.22 billion in 2021. Operating cash flow for the nine months ended September 30, 2022 was $169.5 million, as compared to $152.7 million in 2021.

Mr. Lane concluded, “Bookings increased this quarter, and we continue to experience solid bidding and planning activity. Good activity levels and ongoing cost increases in equipment and inputs produced same-store revenue growth of over 20%. Thanks to our amazing workforce, we continue to anticipate strong revenue, earnings, and cash flow in the coming quarters.”

The Company will host a webcast and conference call to discuss its financial results and position on Thursday, October 27, 2022 at 10:30 a.m. Central Time. The call-in number for this conference call is 1-833-629-0616 and participants should request to join the Comfort Systems USA conference call. The call and the slide presentation to accompany the remarks can be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab. A replay of the entire call will be available on the Company’s website on the next business day following the call.

Comfort Systems USA® is a leading provider of commercial, industrial and institutional heating, ventilation, air conditioning and electrical contracting services, with 173 locations in 129 cities across the nation. For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to applicable securities laws and regulations. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates, and the Company’s actual results of operations, financial condition and liquidity, and the development of the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of our results or developments in subsequent periods. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; rising inflation and fluctuations in interest rates; shortages of labor and specialty building materials or material increases to the cost thereof; the Company’s business being negatively affected by health crises or outbreaks of disease, such as epidemics or pandemics (and related impacts, such as vaccine mandates or supply chain disruptions); financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated; difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; retention of key management; seasonal fluctuations in the demand for mechanical and electrical systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; a material information technology failure or a material cyber security breach; risks associated with acquisitions, such as challenges to our ability to integrate those companies into our internal control environment; our ability to manage growth and geographically-dispersed operations; our ability to obtain financing on acceptable terms; extreme weather conditions (such as storms, droughts, extreme heat or cold, wildfires and floods), including as a result of climate change, and any resulting regulations or restrictions related thereto; and other risks detailed in our reports filed with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

(In Thousands, Except per Share Amounts)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	(Unaudited)				(Unaudited)
	2022	%	2021	%	2022	%	2021	%
Revenue	$1,120,012	100.0%	$833,896	100.0%	$3,023,176	100.0%	$2,217,552	100.0%
Cost of services	917,788	81.9%	674,684	80.9%	2,492,816	82.5%	1,808,416	81.6%
Gross profit	202,224	18.1%	159,212	19.1%	530,360	17.5%	409,136	18.4%

SG&A	121,194	10.8%	95,287	11.4%	357,694	11.8%	271,050	12.2%
Gain on sale of assets	(406)	—	(180)	—	(1,112)	—	(1,021)	—
Operating income	81,436	7.3%	64,105	7.7%	173,778	5.7%	139,107	6.3%

Interest expense, net	(3,604)	(0.3)%	(1,585)	(0.2)%	(8,750)	(0.3)%	(4,436)	(0.2)%
Changes in the fair value of contingent earn-out obligations	(3,443)	(0.3)%	(1,244)	(0.1)%	530	—	4,523	0.2%
Other income (expense)	46	—	20	—	101	—	112	—
Income before income taxes	74,435	6.6%	61,296	7.4%	165,659	5.5%	139,306	6.3%

Provision (benefit) for income taxes	12,920		14,999		(24,864)		33,553
Net income	$61,515	5.5%	$46,297	5.6%	$190,523	6.3%	$105,753	4.8%

Income per share
Basic	$1.72		$1.28		$5.30		$2.91
Diluted	$1.71		$1.27		$5.28		$2.90

Shares used in computing income per share:
Basic	35,853		36,296		35,966		36,328
Diluted	35,972		36,434		36,078		36,500
Dividends per share	$0.140		$0.120		$0.410		$0.350

Supplemental Non-GAAP Information — (Unaudited) (In Thousands, Except per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income	$61,515	$46,297	$190,523	$105,753
Tax gains	(1,678)	—	(58,933)	—
Tax-related SG&A costs, net of tax	166	—	3,685	—
Net income excluding tax gains	$60,003	$46,297	$135,275	$105,753

Diluted income per share	$1.71	$1.27	$5.28	$2.90
Tax gains	(0.05)	—	(1.64)	—
Tax-related SG&A costs, net of tax	0.01	—	0.11	—
Diluted income per share excluding tax gains	$1.67	$1.27	$3.75	$2.90

Note: Net income excluding tax gains and diluted income per share excluding tax gains are presented because the Company believes they reflect the results of the core ongoing operations of the Company, and we believe they are responsive to frequent questions we receive from third parties. These amounts, however, are not considered primary measures of an entity’s financial results under generally accepted accounting principles, and accordingly, they should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited) (In Thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2022	%	2021	%	2022	%	2021	%

Net income	$61,515		$46,297		$190,523		$105,753
Provision (benefit) for income taxes	12,920		14,999		(24,864)		33,553
Other expense (income), net	(46)		(20)		(101)		(112)
Changes in the fair value of contingent earn-out obligations	3,443		1,244		(530)		(4,523)
Interest expense, net	3,604		1,585		8,750		4,436
Gain on sale of assets	(406)		(180)		(1,112)		(1,021)
Tax-related SG&A costs	210		—		4,665		—
Amortization	11,444		11,185		36,602		28,934
Depreciation	8,348		7,141		24,643		21,066
Adjusted EBITDA	$101,032	9.0%	$82,251	9.9%	$238,576	7.9%	$188,086	8.5%

Note: The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income, provision for income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill impairment, other one-time expenses or gains and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

	September 30,	December 31,
	2022	2021
	(Unaudited)

Cash and cash equivalents	$71,139	$58,776
Billed accounts receivable, net	1,026,523	773,716
Unbilled accounts receivable, net	89,941	61,881
Costs and estimated earnings in excess of billings, net	21,700	29,900
Other current assets, net	148,788	103,048
Total current assets	1,358,091	1,027,321
Property and equipment, net	138,229	128,554
Goodwill	611,039	592,114
Identifiable intangible assets, net	285,094	304,781
Other noncurrent assets	157,020	156,344
Total assets	$2,549,473	$2,209,114

Current maturities of long-term debt	$2,514	$2,788
Accounts payable	330,288	254,788
Billings in excess of costs and estimated earnings	411,942	307,380
Other current liabilities	299,261	271,598
Total current liabilities	1,044,005	836,554
Long-term debt, net	378,192	385,242
Other long-term liabilities	176,144	181,652
Total liabilities	1,598,341	1,403,448
Total stockholders’ equity	951,132	805,666
Total liabilities and stockholders’ equity	$2,549,473	$2,209,114

Selected Cash Flow Data (Unaudited) (In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Cash provided by (used in):
Operating activities	$61,232	$42,585	$169,524	$152,654
Investing activities	$(23,494)	$(98,631)	$(82,759)	$(119,605)
Financing activities	$(35,728)	$70,108	$(74,402)	$(20,224)

Free cash flow:
Cash from operating activities	$61,232	$42,585	$169,524	$152,654
Purchases of property and equipment	(14,578)	(5,102)	(34,793)	(15,864)
Proceeds from sales of property and equipment	592	272	2,151	1,802
Free cash flow	$47,246	$37,755	$136,882	$138,592

Note: Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales. Other companies may define free cash flow differently. Free cash flow is presented because it is a financial measure that is frequently requested by third parties. However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.